                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                      [Amendment No. ________________]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         DAUPHIN DEPOSIT CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         DAUPHIN DEPOSIT CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        -----------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        -----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        -----------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        -----------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:________________________________________________

    (2) Form Schedule or Registration Statement No.:___________________________

    (3) Filing Party:__________________________________________________________

    (4) Date Filed:_________________________________

             [LOGO OF DAUPHIN DEPOSIT CORPORATION APPEARS HERE]

                               213 MARKET STREET
                         HARRISBURG, PENNSYLVANIA 17101

                                                                  March 18, 1994

To the Shareholders of
Dauphin Deposit Corporation

  You are cordially invited to attend the 1994 Annual Meeting of Shareholders of your Corporation, Dauphin Deposit Corporation, which will be held on Monday, April 18, 1994, at 9:00 A.M., at the Harrisburg Hilton and Towers, One North Second Street, Harrisburg, Pennsylvania. A Notice of the Annual Meeting, a Proxy Statement, a Proxy and a Reservation Form are enclosed herewith.

  The Annual Report of Dauphin Deposit Corporation also is enclosed. We hope that you take the opportunity to review the material contained in the Annual Report, which reflects that your Corporation had another successful year in 1993.

  The Board of Directors recommends a vote for the election to the Board of the 17 nominees listed in the Proxy Statement. Please sign, date and return the Proxy promptly, whether or not you are able to attend the meeting. If you plan to attend the meeting, please return the white copy of the Reservation Form along with your Proxy. A postage paid return envelope is enclosed for your convenience. Please bring the yellow copy of the Reservation Form with you to the meeting.

                                          Very truly yours,

                                          /s/ William J. King,

                                          William J. King,
                                          Chairman of the Board and Chief
                                           Executive Officer


                                          /s/ Christopher R. Jennings,

                                          Christopher R. Jennings,
                                          President and Chief Operating Officer

             [LOGO OF DAUPHIN DEPOSIT CORPORATION APPEARS HERE]

                               213 MARKET STREET
                         HARRISBURG, PENNSYLVANIA 17101

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 1994

To the Shareholders of
Dauphin Deposit Corporation

  Notice is Hereby Given, that the Annual Meeting of Shareholders of Dauphin Deposit Corporation will be held on April 18, 1994, at 9:00 A.M., at the Harrisburg Hilton and Towers, One North Second Street, Harrisburg, Pennsylvania, to hear the Annual Report of the President and to vote upon the following matters:

    1. To elect 17 Directors; for a list of nominees, see the enclosed Proxy Statement.

    2. To consider and vote upon such other business as properly may come before the meeting and any adjournments thereof.

  Only those shareholders of record at the close of business on March 3, 1994 will be entitled to notice of, and to vote at, such meeting and any adjournments thereof.

  Enclosed herewith is a Proxy Statement and a Proxy. You are urged to sign, date and return the enclosed Proxy as promptly as possible whether or not you plan to attend the meeting in person.

                                          By Order of the Board of Directors,


                                          /s/ Claire D. Flemming

                                          Claire D. Flemming, Secretary

March 18, 1994

              [LOGO OF DAUPHIN DEPOSIT CORPORATION APPEARS HERE]

                               213 MARKET STREET
                         HARRISBURG, PENNSYLVANIA 17101

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 18, 1994
                APPROXIMATE DATE OF MAILING PROXY STATEMENT AND
                             PROXY TO SHAREHOLDERS:
                                 MARCH 18, 1994

                      USE OF PROXY AND GENERAL INFORMATION

  A Proxy for use in connection with the Annual Meeting of Shareholders of Dauphin Deposit Corporation (herein called the "Corporation") to be held on Monday, April 18, 1994, at 9:00 A.M., at the Harrisburg Hilton & Towers, One North Second Street, Harrisburg, Pennsylvania, is enclosed. This Proxy is solicited by the Board of Directors of the Corporation, and costs of solicitation will be borne by the Corporation. The Corporation has engaged Corporate Investor Communications, Inc., Carlstadt, New Jersey, a proxy solicitation firm, to solicit proxies for the Annual Meeting from brokers and nominees holding Corporation common stock. This solicitation is estimated to cost $4,250 plus reasonable out-of-pocket expenses incurred by the solicitation firm. The Proxy is revocable by the person giving it, by filing with the Secretary of the Corporation either a written notice revoking the Proxy or a duly executed Proxy bearing a later date. Shares of stock of the Corporation represented by properly executed and filed Proxies will be voted in accordance with the specifications of the Proxies. If not otherwise specified, the Proxy will be voted FOR the election as Directors of the 17 nominees named in the Proxy Statement, and upon the transaction of such other business as properly may come before the meeting, in accordance with the best judgment of the persons appointed as Proxies.

                OUTSTANDING STOCK AND PRINCIPAL HOLDERS THEREOF

  As of March 3, 1994, there were 32,432,913 shares of common stock of the Corporation issued and outstanding and entitled to vote, having a par value of $5.00 per share (the "Common Stock"). Only those shareholders of record at the close of business on March 3, 1994 will be entitled to receive notice of, and to vote at the Annual Meeting of Shareholders of the Corporation. Each outstanding share is entitled to one vote on all matters. Shareholders do not have the right to vote their shares cumulatively in the election of Directors. A majority of the outstanding Common Stock present in person or by proxy constitutes a quorum for the transaction of business at the Annual Meeting. In the case of the election of Directors, the nominees receiving the highest number of votes, up to the number of Directors to be elected, shall be elected to the Board of Directors. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Annual Meeting.

  As of March 3, 1994, Dauphin Deposit Bank and Trust Company ("Dauphin Bank"), which includes the Bank of Pennsylvania Division and the Valleybank Division, and Farmers Bank and Trust Company of Hanover ("Farmers Bank") (the "Banks"), all of the outstanding stock of which is held by the Corporation, held, either directly or by way of their nominees, an aggregate of approximately 6.78% or approximately 2,200,215 shares, of the outstanding Common Stock in their respective trust departments as fiduciary for numerous separate trusts, estates and agency accounts which beneficially own such shares. Of these shares, the Banks had sole voting power with respect to 1,911,633 shares, shared voting power with respect to 261,664 shares, sole investment power with regard to 1,217,589 shares and shared investment power with regard to 982,627 shares. Pursuant to provisions of the applicable governing instruments and/or in accordance with applicable principles of fiduciary law, the Banks, as fiduciaries, have the right and power exercisable either alone or in conjunction with a co-fiduciary, to vote such shares, either in person or by proxy, for the election, as Directors, of the Board of Directors' nominees so long as such vote is in the best interest of any such trust, estate or agency account and the beneficiaries or principals thereof. The Banks intend to vote such shares in favor of the election of the Board of Directors' nominees as Directors.

  To the best of the Corporation's information and belief, no other person holds beneficially or of record, directly or indirectly, five percent (5%) or more of the outstanding shares of Common Stock.

  The following table sets forth, as of March 3, 1994, information relating to beneficial ownership of shares of Common Stock by each of the Corporation's Directors, each named executive officer of the Corporation set forth in the executive compensation tables and all of the Corporation's Directors and executive officers as a group.

   NAME OF BENEFICIAL OWNER                                 NUMBER OF SHARES (1)
   ------------------------                                 ----------------------
   William H. Alexander....................................      10,592      (2)
   John A. Arnold..........................................      55,003      (3)
   Jeffrey J. Burdge.......................................      48,831      (4)
   James O. Green..........................................      45,774
   Alfred G. Hemmerich.....................................       1,886
   Lee H. Javitch..........................................      23,860      (5)
   Christopher R. Jennings.................................      49,201
   William J. King.........................................     139,383      (6)
   William T. Kirchhoff....................................      41,524      (7)
   Lawrence J. LaMaina, Jr.................................      67,447      (8)
   James E. Marley.........................................         500
   Robert F. Nation........................................      42,000      (9)
   Elmer E. Naugle.........................................      41,688
   Harry L. Nicholson......................................      29,311     (10)
   Walter F. Raab..........................................      10,000
   Paul C. Raub............................................      27,910     (11)
   Henry W. Rhoads.........................................      48,491     (12)
   Paul B. Shannon.........................................      22,925     (13)
   R. Champlin Sheridan, Jr. ..............................      16,416     (14)
   All Directors and Executive Officers as a Group
    (24 in number, including those listed above)...........     766,485

- --------
 (1) Except as otherwise stated in the following notes, each named individual has sole voting and investment power over the shares listed opposite his name. Each Director and executive officer owns less than 1% of the Corporation's outstanding Common Stock. All Directors and executive officers as a group owned 2.36% of the outstanding Common Stock. The amounts shown include the following shares of Common Stock which the named executive officers and all executive officers as a group have the right to acquire within 60 days of March 3, 1994 through the exercise of stock options granted pursuant to the Corporation's Stock Option Plan of 1986: Mr. King (103,860), Mr. Jennings (39,268), Mr. LaMaina (23,269), Mr. Shannon (18,220), Mr.
     Nicholson (14,156) and all executive officers as a group (223,183). Non-employee Directors are not eligible to participate in the Stock Option Plan of 1986.
 (2) Includes 3,058 shares held jointly with spouse, 1,990 shares held by a corporation of which Mr. Alexander is a controlling person and 5,544 shares held as co-trustee.
 (3) Includes 45,139 shares held jointly with spouse, 1,338 shares held in trust for benefit of spouse and 7,140 shares held in trust by spouse for benefit of children.
 (4) Includes 22,102 shares held directly by spouse.
 (5) Includes 1,260 shares held as co-trustee.
 (6) Includes 2,014 shares held directly by spouse.
 (7) Includes 1,118 shares held directly by spouse and 30,000 shares held by profit sharing plan of corporation of which Mr. Kirchhoff is a controlling person.
 (8) Includes 41,760 shares held jointly with spouse.
 (9) Includes 10,500 shares held directly by spouse.
(10) Includes 723 shares held directly by spouse. Mr. Nicholson disclaims beneficial ownership of these shares.
(11) Includes 13,955 shares held directly by spouse.
(12) Includes 4,148 shares held directly by spouse, 1,260 shares held in trust by spouse for benefit of children and 24,200 shares held as co-trustee.
(13) Includes 4,705 shares held jointly with spouse.
(14) Includes 1,676 shares held jointly with spouse and 2,346 shares held directly by spouse.

                             ELECTION OF DIRECTORS

  The persons named in the enclosed Proxy intend to exercise the authority conferred therein to vote in favor of the election as Directors of the 17 nominees listed below (or a lesser number if any named nominees are unavailable for election) if no contrary instruction is given on the Proxy. The Board of Directors does not know of any reason for such unavailability by a nominee. All nominees presently are Directors of the Corporation. Each Director elected at the Annual Meeting of Shareholders will, in the absence of resignation, removal or disqualification, serve for one year from the Annual Meeting or until his successor is duly elected and qualifies. There are no present Directors of the Corporation whose terms of office extend beyond the Annual Meeting of April 18, 1994. The information given below has been furnished by the nominees for the benefit of the shareholders.

                                              POSITION WITH CORPORATION (OTHER
                                             THAN AS DIRECTOR), IF ANY, PRESENT
                         DIRECTOR            PRINCIPAL OCCUPATION AND PRINCIPAL
NAME AND AGE              SINCE*               OCCUPATION FOR PAST FIVE YEARS
- ------------             -------- --------------------------------------------------------
William H. Alexander....   1990   Chairman of the Board of H. B. Alexander Enterprises,
 52 a                             Inc. (construction and real estate development).
John A. Arnold..........   1979   Chairman of the Board, Arnold Coal & Supply Co., Inde-
 57 b,c                           pendent Stations Company, Petroleum Products Corp. and
                                  Eldorado Properties Corp. (retail and wholesale petro-
                                  leum distributor).
Jeffrey J. Burdge.......   1977   Chairman Emeritus (May, 1991 to date), Chairman of the
 71 b,c                           Board (1987 to 1991) and Chairman of the Board and Chief
                                  Executive Officer (1983 to 1987) of Harsco Corporation
                                  (diversified products manufacturer); Director of AMP In-
                                  corporated; Director of Pennsylvania Power & Light Com-
                                  pany.

                                              POSITION WITH CORPORATION (OTHER
                                             THAN AS DIRECTOR), IF ANY, PRESENT
                          DIRECTOR           PRINCIPAL OCCUPATION AND PRINCIPAL
NAME AND AGE               SINCE*              OCCUPATION FOR PAST FIVE YEARS
- ------------              -------- -------------------------------------------------------
James O. Green..........    1984   Retired, formerly Chairman of the Board (1983 to 1986)
 69                                Green's Dairy Inc.
Alfred G. Hemmerich.....    1983   Retired October 1, 1993, formerly President (1990 to
 65 a                              October, 1993) Green Hills Management Company (real es-
                                   tate develop- ment); Vice President (1977 to 1990),
                                   Gilbert/Commonwealth, Inc. (consulting engineers).
Lee H. Javitch..........    1982   Private Investor; formerly Chairman of the Board and
 63 b                              Chief Executive Officer of Giant Food Stores, Inc.,
                                   Carlisle, Pennsylvania.
Christopher R. Jennings.    1987   President (1987 to date) and Chief Operating Officer
 50 c                              (May, 1992 to date) of the Corporation; formerly Part-
                                   ner, Coopers & Lybrand (national accounting firm).
William J. King.........    1980   Chairman of the Board (1987 to date) Chief Executive
 64 a,c                            Officer (1986 to date) Chairman of Executive Committee
                                   (1982 to date) of Dauphin Bank and the Corporation.
William T. Kirchhoff....    1979   Executive Vice President, Cleveland Brothers Equipment
 52 c                              Company, Inc. (sale of construction equipment).
Lawrence J. LaMaina,        1992   Chairman, President and Chief Executive Officer of
 Jr. ...................           Farmers Bank; Vice Chairman (July 1992 to date) of the
 59                                Corporation.
James E. Marley.........    1993   Chairman of the Board (1993 to date), Chief Operating
 58 a                              Officer (1990 to 1992) and President (1986 to 1992) of
                                   AMP Incorporated (manufacturer of electrical compo-
                                   nents); Director of AMP Incorporated, Armstrong World
                                   Industries, Inc. and Harsco Corporation.
Robert F. Nation........    1978   President, Penn Harris Company (owner and operator of
 67 a,b,c                          motor inns); Director of Harsco Corporation.
Elmer E. Naugle.........    1982   Retired 1987, formerly fiscal officer, Shippensburg
 69 a                              State University.
Walter F. Raab..........    1977   Director and member of the Executive Committee of the
 69 a,b                            Board of Directors of AMP Incorporated (manufacturer of
                                   electrical components); Chairman and Chief Executive
                                   Officer of AMP Incorporated (1982 to 1/1/90); Director
                                   of the West Company, Air Products and Chemicals, Inc.
                                   and the Harris Corporation.
Paul C. Raub............    1984   Chairman of the Board (1989 to date); President (1966-
 67 a,c                            1989), York Corrugating Company.
Henry W. Rhoads.........    1979   Attorney, Rhoads & Sinon.
 56 c
R. Champlin Sheridan,       1992   Chairman and Chief Executive Officer of The Sheridan
 Jr. ...................           Group, Inc. (publication and book printers).
 64 a

- --------
Notes:
  * Includes period prior to January 1, 1977, named person served as a Director of Dauphin Deposit Trust Company, which merged into Dauphin Bank on January 1, 1977, at which time the Corporation acquired all outstanding shares of Dauphin Bank. Does not include period, if any, served as Director of other banks merged with Dauphin Bank or acquired by the Corporation.

  a. Member of Audit Committee of the Corporation.
  b. Member of Compensation Committee of the Corporation.
  c. Member of Executive Committee of the Corporation.

  All nominees except Messrs. LaMaina and Sheridan also are Directors of Dauphin Bank. Messrs. King, Jennings, LaMaina and Sheridan also are Directors of Farmers Bank.

  The Audit Committee of the Corporation reviews the scope of the external audit by the Corporation's independent certified public accountants. The Committee also recommends the selection of independent certified public accountants to the Executive Committee and the Board of Directors of the Corporation. The Committee held 4 meetings during 1993.

  The Compensation Committee of the Corporation reviews and evaluates salaries of all officers of Dauphin Bank and Farmers Bank of $65,000 or more and makes recommendations as to such salaries to the Board of Directors of Dauphin Bank and Farmers Bank, respectively. During 1993, the Compensation Committee held 4 meetings.

  The Corporation does not have a Nominating Committee, but recommendations for election as Directors of the Corporation are made by the Executive Committee to the Board, which then nominates candidates for election to the Board. During 1993, the Executive Committee held 13 meetings.

  The Board of Directors of the Corporation held 5 meetings during 1993. All of the Directors of the Corporation attended at least 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors of the Corporation (held during the period which they served as a Director) and (2) the total number of meetings held by all committees of the Board of Directors of the Corporation on which they served (during the periods that they served), except Mr. Javitch who attended 70% of the meetings held.

                             EXECUTIVE COMPENSATION

  The following table shows, for the fiscal years ending December 31, 1991, 1992 and 1993, the cash compensation paid or accrued, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer of the Corporation and to each of the other four most highly compensated executive officers of the Corporation in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                        LONG-TERM COMPENSATION
                                                      ---------------------------
                             ANNUAL COMPENSATION            AWARDS        PAYOUTS
                         ---------------------------- ------------------- -------
          (A)            (B)    (C)     (D)     (E)      (F)       (G)      (H)     (I)
                                               OTHER                                ALL
          NAME                                ANNUAL  RESTRICTED                   OTHER
          AND                                 COMPEN-   STOCK    OPTIONS/  LTIP   COMPEN-
       PRINCIPAL              SALARY   BONUS  SATION   AWARD(S)    SARS   PAYOUTS SATION
        POSITION         YEAR   ($)   ($)(1)    ($)      ($)      (#)(2)    ($)     ($)
- -------------------------------------------------------------------------------------------
William J. King,........ 1993 425,000 193,996    --       --      35,000     --    5,695(3)
 Chairman of the Board,  1992 400,000 176,585    --       --      29,600     --    9,202
 Chairman of the Execu-  1991 376,236 164,423    --       --      29,600     --    7,020
 tive Committee and
 Chief Executive Officer
 of Dauphin Bank and the
 Corporation

                                                           LONG-TERM COMPENSATION
                                                         ---------------------------
                             ANNUAL COMPENSATION               AWARDS        PAYOUTS
                         ------------------------------- ------------------- -------
          (A)            (B)       (C)     (D)     (E)      (F)       (G)      (H)     (I)
                                                  OTHER                                ALL
          NAME                                   ANNUAL  RESTRICTED                   OTHER
          AND                                    COMPEN-   STOCK    OPTIONS/  LTIP   COMPEN-
       PRINCIPAL                 SALARY   BONUS  SATION   AWARD(S)    SARS   PAYOUTS SATION
        POSITION         YEAR      ($)   ($)(1)    ($)      ($)      (#)(2)    ($)     ($)
- ----------------------------------------------------------------------------------------------
Christopher R.
 Jennings,.............. 1993    307,500 108,228    --       --      20,000     --    4,012(4)
 President and Chief     1992    290,000  98,806    --       --      16,600     --    4,702
 Operating Officer of    1991    273,890  92,500    --       --      16,600     --    2,960
 the Corporation
Lawrence J. LaMaina,
 Jr.,................... 1993    240,750  97,314    --       --      13,000     --    4,272(6)
 Vice Chairman of the    1992(5) 209,698  87,200    --       --       6,400     --   21,272
 Corporation and Chair-
 man, President and
 Chief Executive Officer
 of Farmers Bank
Paul B. Shannon,........ 1993    200,000  70,392    --       --      15,000     --    3,363(7)
 Senior Executive        1992    173,667  58,879    --       --      13,000     --    4,569
 Vice President and
 Chief                   1991    135,967  55,601    --       --       9,000     --    2,415
 Credit Officer of the
 Corporation and Presi-
 dent of Dauphin Bank
Harry L. Nicholson,..... 1993    123,500  42,912    --       --       5,000     --    3,474(8)
 Executive Vice Presi-   1992    117,000  39,776    --       --       3,400     --    6,717
  dent
 and Chief Investment    1991    111,354  33,407    --       --       3,400     --    4,717
 Officer of the Corpora-
 tion

- --------
(1) Reflects bonus earned during the fiscal year and paid during the next fiscal year. Also includes a voluntary year-end distribution equal to two weeks of base salary paid by Dauphin Bank and Farmers Bank each year to all of their respective employees, including Messrs. King, Jennings, LaMaina, Shannon and Nicholson.

(2) Non-qualified options to acquire shares of Common Stock.

(3) Consists of $2,249 in Corporation contributions to the Corporation's 401(k) Savings Plan, $1,687 in premiums on a term life insurance policy for Mr. King's benefit, and $1,759, which represents the economic benefit to Mr. King under the Corporation's split dollar life insurance program.

(4) Consists of $2,249 in Corporation contributions to the Corporation's 401(k) Savings Plan, $1,220 in premiums on a term life insurance policy for Mr. Jennings' benefit, and $543, which represents the economic benefit to Mr. Jennings under the Corporation's split dollar life insurance program.

(5) On July 1, 1992, FB&T Corporation was merged with and into the Corporation and, as a consequence thereof, Farmers Bank became a wholly-owned subsidiary of the Corporation. In accordance with the terms of the merger, Mr. LaMaina, who was previously Chairman, President and Chief Executive Officer of FB&T Corporation and Farmers Bank, was appointed Vice Chairman of the Corporation and remained Chairman, President and CEO of Farmers Bank. The salary listed for Mr. LaMaina reflects total base salary paid during calendar year 1992 even though the merger was not consummated until July 1, 1992. Similarly, Mr. LaMaina's bonus was paid in accordance with the Farmers Bank Incentive Compensation Plan for services rendered during calendar year 1992. In addition to the salary and bonus listed for services rendered during 1992, Mr. LaMaina also received a payment of $690,000 from FB&T Corporation immediately prior to the effective date of the merger in settlement of his rights pursuant to the change in control provisions of his employment agreement with FB&T Corporation. The employment agreement terminated on July 1, 1992, the effective date of the merger.

(6) Consists of $2,249 in Corporation contributions to the Corporation's 401(k) Savings Plan, $954 in premiums on a term life insurance policy for Mr. LaMaina's benefit, and $1,068, which represents the economic benefit to Mr. LaMaina under the Corporation's split dollar life insurance program.

(7) Consists of $2,249 in Corporation contributions to the Corporation's 401(k) Savings Plan, $796 in premiums on a term life insurance policy for Mr. Shannon's benefit, and $318, which represents the economic benefit to Mr. Shannon under the Corporation's split dollar life insurance program.

(8) Consists of $2,249 in Corporation contributions to the Corporation's 401(k) Savings Plan, $491 in premiums on a term life insurance policy for Mr. Nicholson's benefit, and $734, which represents the economic benefit to Mr. Nicholson under the Corporation's split dollar life insurance program.

 Stock Options.

  The following table contains information concerning the grant of stock options under the Corporation's Stock Option Plan of 1986 to the Chief Executive Officer and the other four highest compensated executive officers of the Corporation during the year ending December 31, 1993.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL
                                                                     REALIZABLE VALUE AT
                                                                       ASSUMED ANNUAL
                                                                    RATES OF STOCK PRICE
                                                                        APPRECIATION
                        INDIVIDUAL GRANTS                            FOR OPTION TERM (1)
- ------------------------------------------------------------------- ---------------------
          (A)                (B)        (C)        (D)       (E)       (F)        (G)
                            NO. OF      % OF
                          SECURITIES   TOTAL
                            UNDER-    OPTIONS
                            LYING    GRANTED TO  EXERCISE
                           OPTIONS   EMPLOYEES   OR BASE   EXPIRA-
                           GRANTED   IN FISCAL    PRICE      TION
          NAME             (#) (2)      YEAR    ($/SH) (3) DATE (4)  5% ($)     10% ($)
          ----            ---------- ---------- ---------- -------- --------- -----------
William J. King.........    35,000     22.95%     $24.88   07/08/03 $ 547,641 $ 1,387,831
Christopher R. Jennings.    20,000     13.11%     $24.88   07/08/03 $ 312,938 $   793,046
Lawrence J. LaMaina,
 Jr. ...................    13,000      8.52%     $24.88   07/08/03 $ 203,410 $   515,480
Paul B. Shannon.........    15,000      9.84%     $24.88   07/08/03 $ 234,703 $   594,785
Harry L. Nicholson......     5,000      3.28%     $24.88   07/08/03 $  78,234 $   198,262

- --------
(1) Illustrates value that would be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options.

(2) The date of grant for all options is July 8, 1993. All options granted are non-qualified stock options without stock appreciation rights. The options vest over a five year period with 20% of the options becoming exercisable for shares each year on the anniversary of the date of grant. To the extent not already exercisable, the options become automatically exercisable in the event of a merger or consolidation of the Corporation in which the Corporation is not the surviving entity, or the sale of all or substantially all of the assets of the Corporation, or an offer to purchase made by a party, other than the Corporation, to all stockholders of the Corporation for at least 35% of the outstanding stock. In addition, the Compensation Committee of the Board of Directors may, in its discretion, accelerate the vesting schedule, upon such terms and conditions as it may impose.

(3) The exercise price of all options granted is equal to the market price of the Common Stock on the date of grant. The exercise price may be paid in cash, or in shares of Common Stock owned by the option holder prior to exercising the option, provided such shares have a fair market value on the date of payment equal to the option exercise price for the shares of Common Stock being purchased, or partly in cash and partly in such shares of Common Stock.

(4) All options expire 10 years from the date of grant. Notwithstanding the foregoing: (1) In the event of normal or early retirement prior to the end of the option term, the option shall remain exercisable for a period of three years from the date of retirement (but not later than the end of the option term) to the extent the option was vested, by acceleration or otherwise, at the time of retirement; (2) in the event an option holder ceases to be employed by reason of death or disability prior to the end of the option term, the option shall remain exercisable for one year from the date of cessation of employment (but not later than the end of the option term) to the extent the option was vested, by acceleration or otherwise, at the time of cessation of employment; and (3) in the event an option holder ceases to be employed other than by reason of death or disability, the option shall remain exercisable for three months from the date of cessation of employment (but not later than the end of the option term) to the extent the option was exercisable at the time of cessation of employment.

 Option/SAR Exercises and Holdings.

  The following table sets forth information with respect to the Chief Executive Officer and the other four highest compensated executive officers of the Corporation concerning the exercise of options and/or stock appreciation rights ("SARs") during the year ending December 31, 1993 and unexercised options and SARs held as of the end of 1993.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE

          (A)                   (B)             (C)              (D)              (E)
                                                                               VALUE OF
                                                              NUMBER OF       UNEXERCISED
                                                             UNEXERCISED     IN-THE-MONEY
                                                           OPTIONS/SARS AT  OPTIONS/SARS AT
                                                             FY-END (#)       FY-END ($)
                          SHARES ACQUIRED      VALUE        EXERCISABLE/     EXERCISABLE/
          NAME            ON EXERCISE (#) REALIZED ($) (1)  UNEXERCISABLE  UNEXERCISABLE (2)
          ----            --------------- ---------------- --------------- -----------------
William J. King.........      15,500          $145,343        103,860/        $1,011,296/
                                                               76,440         $  222,447
Christopher R. Jennings.           0          $      0         39,268/        $  363,508/
                                                               46,740         $  164,251
Lawrence J. LaMaina,           4,000          $ 57,028         13,149/        $  160,034/
 Jr. ...................                                       38,395         $  274,099
Paul B. Shannon.........       2,520          $ 35,406         18,220/        $  163,995/
                                                               34,400         $  114,690
Harry L. Nicholson......           0          $      0         14,156/        $  140,482/
                                                                9,760         $   26,159

- --------
(1) Fair market value of Common Stock at exercise, minus the exercise price.

(2) Fair market value of Common Stock at year-end ($25.50 per share).

 Pension Plans.

  The Corporation maintains the Dauphin Deposit Corporation Pension Plan (the "Pension Plan") which is a non-contributory defined benefit pension plan. The Pension Plan provides benefits for all eligible employees, including the named executive officers.

  The Pension Plan's current benefit formula provides plan participants with a normal retirement benefit equal to 1.375% of a participant's average compensation not in excess of a participant's covered compensation multiplied by the participant's applicable benefit service credited after July 1, 1985 plus 1.625% of a participant's average compensation in excess of a participant's covered compensation multiplied by the participant's applicable benefit service, not in excess of 35 years, credited after July 1, 1985. Different benefit formulas apply for service prior to July 1, 1985 depending on the retirement plan in which the employee participated prior to 1985. A participant's average compensation is computed using the five consecutive plan years which produce the highest average. A participant's covered compensation is the average of the Social Security taxable wage bases in effect during the 35 years ending with the year in which an individual attains Social Security retirement age. The covered compensation figure is adjusted each year until the participant reaches Social Security retirement age in order to reflect changes in the Social Security taxable wage base. For purposes of the Pension Plan, compensation is defined as a participant's annual rate of earnings as of January 1st, exclusive of overtime and bonuses, subject, however, to a maximum compensation limit for 1993 of $235,840, as adjusted. Generally, the Plan also provides a death benefit in the form of a survivor annuity to the surviving spouse of a vested active or vested former participant who dies prior to the commencement of retirement benefits.

  The Corporation and Dauphin Bank have also entered into non-qualified Supplemental Pension Agreements with Mr. King and Mr. Jennings. Under the Supplemental Pension Agreements, Mr. King and Mr. Jennings upon retirement are generally entitled to a benefit equal to 55% of their highest five year average compensation reduced by their applicable benefit under the Pension Plan, their applicable social security benefit and the applicable benefit from their prior employer's qualified retirement plan.

  The following table sets forth the projected pension benefits payable to a covered participant upon normal retirement in 1993 under the Pension Plan based on various levels of average compensation and assuming the current benefit formulas were in effect for the entire period of credited service. The narrative immediately below the table sets forth the additional pension benefits payable to Messrs. King and Jennings under their non-qualified Supplemental Pension Agreements based on certain assumptions set forth in the narrative.

                               PENSION PLAN TABLE

                                                  YEARS OF SERVICE
  AVERAGE                             -----------------------------------------
COMPENSATION                            10      15      25      35        40
- ------------                          ------- ------- ------- -------  --------
 $ 20,000............................ $ 2,750 $ 4,125 $ 6,875 $ 9,625  $ 11,000
 $ 50,000............................   7,557  11,336  18,893  26,450    28,012
 $ 80,000............................  12,432  18,648  31,080  43,512    45,074
 $100,000............................  15,682  23,523  39,205  54,887    56,449
 $150,000............................  23,807  35,711  59,518  83,325    84,887
 $235,840............................  37,756  56,634  94,390 115,641*  115,641*
 $300,000............................  37,756  56,634  94,390 115,641*  115,641*
 $350,000............................  37,756  56,634  94,390 115,641*  115,641*
 $400,000............................  37,756  56,634  94,390 115,641*  115,641*
 $450,000............................  37,756  56,634  94,390 115,641*  115,641*
 $500,000............................  37,756  56,634  94,390 115,641*  115,641*
 $550,000............................  37,756  56,634  94,390 115,641*  115,641*
 $600,000............................  37,756  56,634  94,390 115,641*  115,641*
 $650,000............................  37,756  56,634  94,390 115,641*  115,641*
 $700,000............................  37,756  56,634  94,390 115,641*  115,641*

    Mr. King's yearly supplemental pension benefit, commencing at his normal retirement and payable in equal monthly installments for his lifetime, is $210,585 (assumes 1993 compensation for supplemental pension purposes remains constant at $601,585 to normal retirement). Mr. Jennings' yearly supplemental pension benefit, commencing at his normal retirement and payable in equal monthly installments for his lifetime, is $118,238
    (assumes 1993 compensation for supplemental pension purposes remains constant at $406,307 to normal retirement).
- --------
* Benefits payable from the Pension Plan are subject to maximums prescribed in the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, and by the Internal Revenue Code of 1986, as amended. The maximum annual qualified pension benefit allowable during 1993 under the Pension Plan was $115,641. Figures in the Pension Plan Table above show normal retirement benefits payable under the Pension Plan assuming normal retirement in 1993.

  The projected benefit amounts set forth in the table are not subject to reduction for social security benefits. Voluntary year end distributions and incentive payments made under the Annual Management Performance Incentive Plan do not qualify as compensation covered under the Pension Plan. Compensation utilized for purposes of determining benefits under the Pension Plan as of December 31, 1993 is as follows: Mr. King $425,000, Mr. Jennings $307,500, Mr. LaMaina $240,750, Mr. Shannon $200,000, and Mr. Nicholson $123,500. For purposes of the Pension Plan at December 31, 1993, Mr. King had 14 years and 4 months of service, Mr. Jennings had 6 years and 5 months of service, Mr. Shannon had 14 years and 3 months of service, Mr. LaMaina had 1 year and 6 months of service, and Mr. Nicholson had 17 years and 2 months of service.

  The Pension Plan costs are based on actuarial assumptions, and cannot be specifically allocated to any one individual. No contribution to the Pension Plan was required or made for 1993.

 Change in Control and Employment Agreements.

  The Corporation and Dauphin Bank have entered into various Change in Control Agreements with the executive officers listed in the Summary Compensation Table. In addition, the Corporation and Farmers Bank have entered into an employment contract with Mr. LaMaina which also contains change in control provisions.

  Where change in control benefits are provided under an Agreement, the agreements generally provide that if the executive officer's employment with the Corporation, Dauphin Bank or Farmers Bank, respectively, is terminated pursuant to a change in control, the executive officer's base salary in effect on the date of termination, plus an amount equal to bonuses, if any, earned by the executive officer for the immediately preceding year will continue for a period of two to five years, depending on the particular Agreement, but not beyond the date on which the respective executive officer attains age 65 or dies. Each payment made following termination, however, will be reduced by the executive officer's earned income from all sources during the corresponding pay period. Mr. Jennings' Agreement provides that an amount equal to slightly less than three times his average annual compensation for the prior 5 years will be paid to him in a lump sum upon termination pursuant to a change in control and also provides for a one year consulting agreement following termination at his annual base salary on the date of termination. The Agreements with Messrs. King, Jennings, Shannon and Nicholson provide that the Corporation or Dauphin Bank, as applicable, will also provide the executive officer with available insurance coverages in effect at the time of the executive officer's termination pursuant to a change in control, offset by coverage by any subsequent employment. Such benefits will continue for a period of two years or until the executive officer attains the age of 65, depending on the particular agreement. Depending on the particular Agreement, the Corporation or Dauphin Bank, as applicable, will also continue to provide the executive officer with the pre-retirement death benefits and the supplemental retirement income benefits described above following termination of employment. A termination pursuant to a change in control may occur in connection with a merger, consolidation, acquisition, reorganization, sale of assets or significant stock acquisition of the Corporation, Dauphin Bank or Farmers Bank, as applicable.

  In connection with the merger of FB&T Corporation into the Corporation on July 1, 1992, the Corporation and Farmers Bank entered into an employment/consulting agreement with Mr. LaMaina for a minimum of three (3) years. In addition to the change in control provisions previously discussed, the terms of Mr. LaMaina's Agreement include a base annual salary of $225,000 in calendar year 1992 and $240,750 thereafter (subject to increase upon merit review), the opportunity for additional incentive compensation and other fringe benefits. The employment/consulting agreement with Mr. LaMaina was amended on April 2, 1993 to extend the term of full-time employment for an additional 18 months.

  The benefits provided under the Agreements are unfunded and will be paid out of the general assets of the Corporation, Dauphin Bank or Farmers Bank, at such time as the benefits become payable.

 Board Compensation Committee Report On Executive Compensation.

  Pursuant to recently adopted rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report submitted by the Compensation Committee of the Board of Directors (the "Compensation Committee") addressing the Corporation's executive compensation policies for 1993. The Compensation Committee is composed of the following non-employee Directors of the Corporation: Jeffrey J. Burdge--Chairman, John A. Arnold, Lee H. Javitch, Robert F. Nation and Walter F. Raab.

  The key elements of the Corporation's executive compensation package consist of base salary, annual bonus and stock options. In addition to the programs discussed herein, the Compensation Committee takes into account the full compensation package afforded by the Corporation to the executive officers, including pension benefits, supplemental retirement benefits, insurance and other benefits.

  The Corporation's executive compensation program, particularly the annual bonus, is designed to be closely linked to corporate performance and returns to shareholders. To this end, the Corporation, in conjunction with its independent compensation consultants, has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Corporation's success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Corporation's business strategy, to link executive and shareholder interests through equity based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

  The Compensation Committee is composed entirely of independent non-employee Directors of the Corporation. The Compensation Committee is responsible for setting and administering the policies which cover both annual compensation (base salary and annual bonus) and grants pursuant to the Corporation's Stock Option Plan of 1986, as amended (the "Stock Option Plan"). Each year the Compensation Committee conducts a full review of the Corporation's executive compensation program. This review includes a report from management as to corporate performance for the prior year, as well as the preparation and presentation to the Compensation Committee of a financial plan for the current year. This review in 1993 also included recommendations from the Corporation's independent compensation consultants as to bonus award opportunities under the Corporation's Annual Management Performance Incentive Plan (the "Incentive Bonus Plan") and the grant of options pursuant to the Stock Option Plan. The Compensation Committee considered the Corporation's business plan and expected results and the Corporation's strategic initiatives and results achieved. The Compensation Committee also compares the Corporation's compensation program with the compensation programs of a list of peer group companies compiled by Dauphin Bank which is composed of regional banks of varying asset size located both within and outside of the Corporation's traditional central and south central Pennsylvania market area. For purposes of determining appropriate levels of stock option grants, the Compensation Committee also considers a separate list of peer group companies with stock option plans compiled by the Corporation's independent compensation consultants using long term incentive plan surveys. The peer group companies listed represent the Corporation's direct and indirect competitors for executive talent in the banking industry. With respect to comparisons with peer group companies, the Compensation Committee considers both the performance and compensation levels of these comparable companies in establishing the Corporation's executive compensation levels. For 1993, the compensation amounts of the Corporation's named executive officers fell within the median range of compensation paid by the other peer group companies. The peer group lists reviewed by the Compensation Committee represent only a small portion of those companies comprising the NASDAQ Bank Stocks Index which the Corporation uses as its industry index in the Performance Graph set forth elsewhere in this Proxy Statement. The NASDAQ Bank Stock Index includes all commercial banks and bank holding companies which stock is traded on the NASDAQ National Market and the NASDAQ Small Cap Market.

  The Compensation Committee meets without the Chief Executive Officer present to evaluate his performance under the Corporation's executive compensation program and reports on that evaluation to the full Board of Directors. With regard to the other four highest paid executive officers not including the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer as to base salary, performance under the Incentive Bonus Plan and grants of options and/or stock appreciation rights under the Stock Option Plan.

 Base Salary.

  The Compensation Committee approves annual base salary adjustments for all officers with annual base salaries of $65,000 and above. Base salaries for new officers are initially determined by evaluating the responsibility of the position held and the experience of the individual, and by reference to the competitive market place for executive talent, including a comparison to base salaries for comparable positions at the financial institutions included in the list of peer group companies compiled by Dauphin Bank. With the exception of Mr. LaMaina, whose base salary is set pursuant to the terms of an employment agreement entered into on July 1, 1992 in connection with the FB&T Corporation merger, the base salary of the named executive officers is reviewed and approved each year by the Compensation Committee prior to approval by the full Board of Directors.

  Typically, annual salary adjustments for executive officers are determined by evaluating the performance of the Corporation and its executive officers, and by taking into account any additional or new responsibilities assumed by individual executive officers in connection with promotions or organizational changes. It has been the practice of the Corporation, upon recommendation from the Chief Executive Officer, to treat overall corporate performance as the primary factor in the amount of salary adjustments for executive officers. In measuring corporate performance, the Committee considers return on equity, return on assets, earnings per share and total return to shareholders.

  With respect to the base salary granted to Mr. King in 1993, the Compensation Committee took into account the Corporation's performance during 1992 and also compared Mr. King's base salary with the base salaries of the chief executive officers of the peer companies referred to above. Particular emphasis was placed upon the Corporation's success in meeting its return on equity goal in 1992 and the assessment by the Compensation Committee of Mr. King's individual performance.

Mr. King was granted a base salary of $425,000 for 1993, an increase of 6.25% over his $400,000 base salary for 1992.

 Annual Bonus.

  The Compensation Committee reviews the tentative award payments and performance levels for participants in the Incentive Bonus Plan in January of each year. Under the Incentive Bonus Plan, bonus awards are calculated based on corporate and individual performance in accordance with a formula previously approved by the Compensation Committee. As for named executive officers, the corporate performance measures typically account for up to 75% of the award payment while the individual performance measures are accorded a weight of up to 25%. The corporate performance measure under the Incentive Bonus Plan is return on equity. In addition to return on equity, the Compensation Committee may, in its discretion, consider return on assets as a secondary corporate performance factor which, if considered, could increase or decrease the award payment. In 1993, the Compensation Committee considered only return on equity in measuring corporate performance under the Incentive Bonus Plan. For each year of participation, the Compensation Committee determines those executive officers eligible to participate in the Incentive Bonus Plan and establishes target bonus awards based on a percentage of the respective officer's base salary for the year in question. Actual bonus awards under the Incentive Bonus Plan formula are tied to actual corporate and individual performance and may be higher or lower than the pre-set target bonus awards. In no event, however, can a participant's actual bonus award exceed 150% of the participant's target bonus award. The Compensation Committee approves annual return on equity targets and individual performance targets at the beginning of each year and bonus award recommendations based on these targets made by senior management at the close of the year.

  In 1993, the Corporation exceeded its target return on equity goal. In addition, during 1993 Mr. King achieved 100% of his previously established individual performance objectives, including an increase in net profits in excess of that set forth in the Corporation's business plan. Based on these results, Mr. King was awarded a bonus of $177,650, a 10.21% increase over the bonus paid to him in 1992. In awarding this bonus, the Compensation Committee also considered the performance of the Corporation's common stock during 1993 and Mr. King's role in promoting the long-term strategic growth of the Corporation. Mr. King's actual bonus award for 1993 amounted to approximately 105% of the pre-set target bonus award.

  In addition to the incentive bonus discussed above, it has been the annual practice of the Board of Directors of Dauphin Bank and Farmers Bank to consider awarding a discretionary year-end bonus distribution to all employees of Dauphin Bank and Farmers Bank equal to two weeks of each employee's base salary. This discretionary year-end bonus is considered and approved by the Dauphin Bank and Farmers Bank Board of Directors.

  In 1993, the Dauphin Bank and Farmers Bank Board of Directors approved such a discretionary year-end bonus for all employees of Dauphin Bank and Farmers Bank. As a result, Mr. King received an additional bonus distribution of $16,346 at year-end 1993.

 Stock Option Plan.

  Under the Stock Option Plan, which was approved by the shareholders at the 1987 Annual Meeting, incentive stock options, non-qualified stock options and stock appreciation rights in conjunction with such options, may be granted to executive officers of the Corporation or its subsidiaries. The Compensation Committee sets guidelines for the size of stock option awards based on a recommendation each year from the Corporation's independent compensation consultants and management. Although the size of awards is largely a subjective determination based on the particular executive officer, factors considered include competitive compensation data from the list of peer group companies compiled by the Corporation's independent compensation consultants, the amount of options previously awarded to an executive officer and the value of unexercised in-the-money options at year end. In the event of poor corporate performance, the Compensation Committee can elect not to award options. In 1993, the stock option award to the Chief Executive Officer fell below the median level for such compensation as determined by reference to peer group companies reviewed.

  Stock options during 1993 were granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant and vest over a five year vesting schedule (20% vested per year). All options granted were non-qualified stock options. No stock appreciation rights were granted during 1993.

  In 1993, Mr. King received options to purchase 35,000 shares of Common Stock with an exercise price of $24.88 per share. This represents an 18.24% increase over the 29,600 options that were granted to Mr. King in 1992. Mr. King presently is the beneficial owner, directly and indirectly, of 35,523 shares of Common Stock and also holds presently exercisable options to purchase an additional 103,860 shares. The Compensation Committee believes that significant equity interests in the Corporation held by the Corporation's senior management are beneficial to the common interests of shareholders and management.

                                          COMPENSATION COMMITTEE
                                          Jeffrey J. Burdge--Chairman
                                          John A. Arnold
                                          Lee H. Javitch
                                          Robert F. Nation
                                          Walter F. Raab

 Performance Graph.

  The following graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock during the five years ended December 31, 1993 with the cumulative total return on (i) a broad equity market index, the S&P 500 Index, (ii) a published industry index, the NASDAQ Bank Stocks Index and (iii) a peer group constructed by the Corporation composed of all commercial banks and bank holding companies located in the United States with assets ranging between $3 billion and $6 billion. The comparison assumes $100 was invested on December 31, 1988 in the Common Stock and in each of the indices and assumes reinvestment of dividends.

                      FIVE YEAR CUMULATIVE TOTAL RETURN


                      [PERFORMANCE GRAPH APPEARS HERE]


                                                   1988 1989 1990 1991 1992 1993
                                                   ---- ---- ---- ---- ---- ----
      Dauphin Deposit............................. 100  109   98  137  184  204
      S&P 500..................................... 100  132  128  166  179  197
      NASDAQ Bank Stocks.......................... 100  111   81  134  194  221
      Peer Group *................................ 100  106   95  111  127  133

- --------
* Companies included in the peer group index are: Bank South Corporation; Citizens Bancorp; Cullen/Frost Bankers, Inc.; Deposit Guaranty Corp.; First Bancorp of Ohio, Inc.; First Citizens Bancshares; First Commercial Corporation; Hibernia Corporation; Imperial Bancorp; Keystone Financial, Inc.; Liberty National Bancorp; Magna Group, Inc.; Mercantile Bankshares Corp.; Premier Bancorp, Inc.; Provident Bancorp, Inc.; Riggs National Corporation; Southern National Corp.; Summit Bancorporation; Synovus Financial Corp.; Trustmark Corporation; U.S. Trust Corporation; Valley Bancorporation; Valley National Bancorp; Wilmington Trust Corporation; and Zions Bancorporation.

  In subsequent proxy statements, the Corporation will use the NASDAQ Bank Stocks Index in lieu of the peer group index and is presenting both indices in the graph above in order to comply with Securities and Exchange Commission regulations which require a dual presentation where a registrant selects a different index from the index used for the immediately preceding fiscal year. The Corporation has changed to the NASDAQ Bank Stocks Index because it is a published industry index readily available to the Corporation at no charge, thereby relieving the Corporation of the time consuming task of constructing its own peer group index on an annual basis.

 Directors' Fees.

  Directors of the Corporation who are not officers of the Corporation receive an annual retainer fee of $5,000 and are paid $425 for attendance at the Annual Meeting and at each Board Meeting and $450 for attendance at each meeting of the Executive Committee of the Board, $275 for attendance at each meeting of the Audit Committee of the Board and $250 for attendance at each meeting of any other committee of the Board. Directors of Dauphin Bank who are not officers of Dauphin Bank are paid $325 for attendance at each meeting of the Board, $450 for attendance at each meeting of the Executive Committee of the Board, $275 for attendance at each meeting of the Trust Committee of the Board and $250 for attendance at each meeting of any other committee of the Board. Directors of Farmers Bank who are not officers of Farmers Bank are paid $200 for each Board or Committee meeting attended plus an annual retainer of $4,250 per year. In addition, non-officer Directors who serve on bank Advisory Boards receive attendance fees ranging from $175 to $300 per meeting, depending upon the particular Advisory Board.

                          TRANSACTIONS WITH MANAGEMENT

  Dauphin Bank and Farmers Bank have had in the past, and expect to have in the future, transactions in the ordinary course of their business, with Directors and officers of Dauphin Bank, Farmers Bank and the Corporation and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons, which do not involve more than the normal risk of collectibility or present other unfavorable features.

  Henry W. Rhoads, a Director and member of the Executive Committee of the Corporation and Dauphin Bank, is a partner in the law firm of Rhoads & Sinon, which the Corporation and its subsidiaries have retained for past years and the present year as general counsel. Dauphin Bank and the Corporation paid the law firm approximately $706,000 in 1993 as compensation for legal services to the Corporation, Dauphin Bank and other subsidiaries. In addition, the Rhoads & Sinon law firm entered into a 15 year lease with Dauphin Bank in 1989 pursuant to which the firm occupies a portion of Dauphin Bank's office building on Market Square, Harrisburg, Pennsylvania, at an annual base rent of $339,785. Commencing in the sixth year of the initial lease term, an annual additional rent may be due based on increases in the Consumer Price Index. The law firm has the option to renew the lease for two (2) consecutive additional terms.

                       SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires that directors and certain officers of the Corporation file reports of ownership and changes in ownership with the Securities and Exchange Commission as to the shares of Corporation Common Stock beneficially owned by them.

  Based solely on its review of copies of such forms received by it, the Corporation believes that during the Corporation's fiscal year ending on December 31, 1993, all filing requirements applicable to its directors and officers were complied with in a timely fashion, except for one late report filed by Director James O. Green reflecting one sale of 200 shares by a trust of which Mr. Green is the beneficiary.

                      RELATIONS WITH INDEPENDENT AUDITORS

  KPMG Peat Marwick was the appointed independent auditor for the Corporation in 1993. It is anticipated that the same firm will be selected for the current year. The firm is a member of the SEC Practice Section of the American Institute of Certified Public Accountants and has submitted a copy of its peer review results to the Corporation.

  During 1993, the Corporation's independent auditors, KPMG Peat Marwick, performed certain non-audit services which are in addition to its basic engagement for the examination of the Corporation's financial statements. The Audit Committee of the Board of Directors of the Corporation approved the audit and non-audit services performed by the Corporation's independent auditors and considered the possible effect of the non-audit services on the independence of the auditors, prior to granting approval for each service.

  A representative of the auditing firm will be present at the Shareholders Meeting to make a statement if he desires to do so and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  The Corporation must receive by November 18, 1994 any shareholder proposals for such proposals to be considered for inclusion in the Corporation's Proxy Statement and Proxy for the 1995 Annual Meeting of Shareholders.

                                 OTHER BUSINESS

  The Board of Directors of the Corporation does not intend to present any business at the Annual Meeting other than the matters hereinabove referred to, and the Board does not know of any other matters to be presented for action at the meeting. Discretionary authority to vote on any other matters that may come before the meeting will be conferred by such Proxies upon the person voting them, unless a shareholder specifically indicates in such Proxy that such authority is withheld. It is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

  It is important that proxies be returned promptly. Shareholders are urged to vote, sign, date and return the accompanying form of Proxy in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Claire D. Flemming

                                          Claire D. Flemming, Secretary

March 18, 1994

THE CORPORATION IS FURNISHING EACH PERSON SOLICITED A COPY OF ITS 1993 ANNUAL REPORT TO SHAREHOLDERS WHICH INCLUDES A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

                                                                         PROXY

                         DAUPHIN DEPOSIT CORPORATION

                        Annual Meeting April 18, 1994


The undersigned hereby appoints F. Richard W. Cook, Larry A. Hartman and Linda
R. Schroeder, or any of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all stock of the undersigned at the Annual Meeting of Shareholders of Dauphin Deposit Corporation, to be held at the Harrisburg Hilton and Towers, One North Second Street, Harrisburg, Pennsylvania, on Monday, April 18, 1994 at 9:00 a.m., and at all adjournments thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION AS DIRECTORS OF THE 17 NOMINEES NAMED ON THE REVERSE SIDE AND UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PERSONS APPOINTED AS PROXIES HEREIN.






       (Please mark, sign, date and return this proxy in the enclosed postage paid envelope.)

1.  ELECTION OF DIRECTORS


       FOR               WITHHOLD
all nominees listed      AUTHORITY
(except as               to vote for all
marked to the            nominees listed
contrary below)

       [ ]                   [ ]


William H. Alexander, John A. Arnold, Jeffrey J. Burdge, James O. Green, Alfred G. Hemmerich, Lee H. Javitch, Christopher R. Jennings, William J. King, William T. Kirchhoff, Lawrence J. LaMaina, Jr., James E. Marley, Robert F. Nation, Elmer E. Naugle, Walter F. Raab, Paul C. Raub, Henry W. Rhoads, and R. Champlin Sheridan, Jr.

(Instructions: To withhold authority to vote for any individual, strike a line through the nominee's name in the list above.)


2. IN THE DISCRETION OF THE PERSONS NAMED IN THIS PROXY, TO VOTE UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.


                              The undersigned acknowledges receipt of notice of the aforesaid Annual Meeting of Shareholders.

                              DATED:                                     , 1994
                                    -------------------------------------

                                                                         (SEAL)
                              -------------------------------------------

                                                                         (SEAL)
                              -------------------------------------------

                              Note: The signature(s) on this Proxy must correspond with the name(s) as written upon the face of the share certificate. Executors, administrators, trustees, guardians, and other fiduciaries please so indicate when signing.

"PLEASE MARK INSIDE BLUE BOXES SO
THAT DATA PROCESSING EQUIPMENT
WILL RECORD YOUR VOTES"
                              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DAUPHIN DEPOSIT CORPORATION.